UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): OCTOBER 26, 2004
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                               MAC WORLDWIDE, INC.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

      333-97385                                           90-0002618
(Commission File Number)                       (IRS Employer Identification No.)

                1640 TERRACE WAY, WALNUT CREEK, CALIFORNIA 94596
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              (Address of principal executive offices and zip code)

                                 (732) 254-5385
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              (Registrant's telephone number, including area code)

                                       N/A
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CF 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 26, 2004, Mac Worldwide, Inc. (the "Registrant") entered into a definitive agreement with Traffic Logic, Inc. ("TL") whereby Registrant agreed to enter into a reverse triangular merger with TL (the "Merger") pursuant to which Registrant will acquire all of the issued and outstanding shares of TL on or before December 15, 2004.

As a condition to the closing of the Merger, Registrant will have closed a private placement offering (a "PPO") whereby Registrant will offer and sell 3, 250,000 shares of the Registrant's common stock at purchase price of $1 per share.

In consideration for the Merger, the holders of TL common stock will receive 17,500,000 shares of common stock of the Registrant, representing approximately 50% of the shares of Registrant after giving effect to the Merger, and the sale of shares in the PPO.

In consideration of the Merger, Registrant's will own 14,000,000 shares of common stock representing approximately 40% of the shares of Registrant after giving effect to the Merger and the sale of shares in the PPO.

In consideration for the PPO, after giving effect to the Merger, and the sale of all the shares in the PPO, the investors in the PPO will own 3,250,000 shares of common stock of the Registrant representing approximately 10% of the shares of the Registrant after giving effect to the Merger and the sale of shares in the PPO.

 The total shares outstanding after giving effect to the Merger and the sale of shares in the PPO will be 34,750,000 common shares of Registrant.

It is contemplated that the definitive agreement (the "Merger Agreement") will be signed on or before the last day of the Exclusivity Period (defined below). The Merger Agreement shall contain such terms and provisions as shall be mutually agreed upon between TL and the Registrant consistent with the provisions of the terms agreed upon in their Term Sheet of October 26, 2004 (the "Term Sheet").

The Board of Directors of Registrant following the closing of the Merger shall consist of five members. On the closing date, all of the current officers and directors of Registrant shall resign and, simultaneously therewith, appoint a new Board of Directors and such executive officers as shall be determined solely by TL. Registrant shall have the right to appoint one member of the five new members of the Board.

All securities issued pursuant to the Merger will be "restricted" stock and be subject to all applicable re-sale restrictions specified by federal and state securities laws.

The Merger Agreement shall include certain closing conditions including the following: (i) consummation of all required definitive instruments and agreements, including, but not limited to, the Merger Agreement; (ii) obtaining all necessary board, shareholder and third party consents; (iii) satisfactory completion by Registrant and TL of all necessary technical and legal due diligence; and (iv) the completion of the PPO.

From and after the date of execution of the Term Sheet and during a period of one hundred and twenty (120) days thereafter (the "Exclusivity Period"), TL has agreed that it will not enter into any agreement or consummate any transaction with any third party, in whatever form, other than in the ordinary course of business (including, without limitation, joint venture, sale, license, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the Merger Agreement consistent with the terms set forth in the Term Sheet.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

(10) Term Sheet, effective October 26, 2004, by and between the Registrant and Traffic Logic, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 1, 2004                                 MAC WORLDWIDE, INC.


                                                        By: /s/Tony Cavallo
                                                            -------------------
                                                            Tony Cavallo, CFO